# ENGINEERING CONSULTING AGREEMENT

This Agreement made as of the 1st day of April, 2002 (the "Effective Date")

**BETWEEN:**

**GENTRY RESOURCES LTD.**, a Company incorporated under the laws of Alberta, located at Suite 2500, 101 - 6th Avenue S.W., Calgary, Alberta, T2P 3P4.

(the "Company")

**OF THE FIRST PART**

**AND:**

**HAWEYE RESOURCES LTD.**, located at 100, Douglas Woods Hill S.E., Calgary, Alberta, T2Z 2G6.

(the "Consultant")

**OF THE SECOND PART**

**WHEREAS** the Company wishes to retain the Consultant as an engineering consultant and the Consultant has agreed to act as an engineering consultant to the Company in accordance with the terms of this agreement (the "Agreement").

**NOW THEREFORE THIS AGREEMENT WITNESSES** that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows;

## 1. APPOINTMENT AND AUTHORITY OF THE CONSULTANT

### 1.1 Appointment of the Consultant

The Company appoints the Consultant to perform the services for the benefit of the Company herein set forth. The consultant accepts this appointment on the terms and conditions herein set forth.

### 1.2 Independent Consultant

In performing the services hereunder, the Consultant shall be an independent contractor and not an employee or agent of the Company. Nothing in this Agreement shall be deemed to require the Consultant to provide his services exclusively to the Company and the Consultant hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Consultant's behalf and the Consultant shall not be entitled to the fringe benefits provided by the Company to its employees.

## 2. DUTIES OF THE CONSULTANT

### 2.1 General

The Consultant shall:

consult with, and advise, in concord with the Company on engineering matters relating to potential oil and gas drilling prospects and/or property acquisitions located within the provinces of British Columbia, Alberta, Saskatchewan, and Manitoba.

### 2.2 The Consultant's Activities

(a) conform to all lawful instructions and directions from time to time given to him by the Officers and Directors of the Company;

(b) devote sufficient time and attention to consulting on engineering matters to the Company; and

(c) assist the Company in the evaluation of any property which may be acquired in conjunction with the Company's Limited Partnership Offering Memorandums; and

(d) perform any other services or functions reasonably required by the Company that are within the general scope of the Consultants duties as set forth in this Agreement.

### 2.3 Authority of the Consultant

The Company hereby authorizes the Consultant, subject to the other provisions of this Agreement, to do all acts and things as the Consultant may in his/her discretion deem necessary or desirable to enable the Consultant to carry out his/her duties. In connection therewith, the Consultant shall not be entitled to enter into any commitment, contractual or other, binding upon, or pledge the credit of, the Company without the express prior written consent of the President or any two (2) Directors.

## 3. COMPANY'S AGREEMENTS

### 3.1 Compensation of the Consultant

As compensation for the services to be rendered by the Consultant, the Company agrees to pay the Consultant the sum of $4,666.67 per month for services commencing April 1st, 2002.

3.2 The Consultant's Expenses

The Consultant shall pay all expenses incurred by him/her in connection with his/her duties hereunder, and shall be reimbursed by the Company for all reasonable costs associated with carrying out these duties.

3.3 Access to Company Information

The Company shall make available to the Consultant such information and data as is publicly available and shall permit the Consultant to have such access to such documents.

## 4. DURATION OF SERVICE

4.1 Effective Date

This Agreement shall be made effective as of the 1st day of April 2002 and shall remain in force, subject to earlier termination as provided herein, for a term of twelve (12) months, such term to be automatically renewed for a further twelve (12) months unless terminated in accordance with paragraph 4.2 herein.

4.2 Termination

This Agreement may be terminated by:

(a) the Company, at any time, giving the Consultant written notice of such termination at least thirty (30) days prior to the termination date set forth in that notice;

(b) the Consultant, at any time, giving the Company written notice of such termination at least thirty (30) days prior to the termination date set forth in that notice;

(c) the Company, immediately, without prior notice, if at any time the Consultant while in the performance of his/her duties:

   (i) commits a material breach of a provision of this Agreement; or

   (ii) is unable or unwilling to perform the duties under this Agreement; or

(d) the Consultant, upon the failure of the Company to pay the fee provided for in Section 3.1 above.

## 5. CONFIDENTIALITY

Except as authorized or required by his/her duties, the Consultant shall not reveal to any person any information which is not otherwise publicly available concerning the organization, business, finances, transactions or other business or engineering affairs of the Company of which he/she becomes aware during the term of this agreement. The consultant shall keep secret all information which is not otherwise publicly available entrusted to him and shall not use or attempt to use this information in any manner which might injure or cause loss, either directly or indirectly, to the Company's business. This restriction shall continue to apply after the termination of this Agreement, but shall cease to apply to information which may come into the public domain, other than as a result of disclosure by the Consultant.

## 6. MISCELLANEOUS

### 6.1 Waiver and Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party. The failure of a party to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of the breach or default of the other shall not be construed to waive or limit the need for such consent or approval in any other instance.

### 6.2 Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the Province of Alberta.

### 6.3 Successors, Etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs and successors.

### 6.4 Assignment

This Agreement may not be assigned by either party.

6.5 Entire Agreement and Modifications

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the parties.

6.6 Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or the Consultant as follows:

To the Company:

Gentry Resources Ltd.
Suite 2500, 101 - 6th Avenue S.W.
Calgary, Alberta
T2P 3P4

Attention: Hugh G. Ross, President

To the Consultant:

Hawkeye Resources Ltd.
100 Douglas Woods Hill S.E.
Calgary, Alberta
T2Z 2G6

Attention: A. Bruce Macdonald

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt of the Notice.

6.7 Time of the Essence

Time is of the essence.

**IN WITNESS WHEREOF** this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

**THE CORPORATE SEAL OF GENTRY RESOURCES LTD.** was hereto affixed in the presence of:

Ketan Panchmatia

***KETAN PANCHMATIA***
***CHIEF FINANCIAL OFFICER***

c/s

**SIGNED, SEALED AND DELIVERED BY HAWKEYE RESOURCES LTD.**
in the presence of:

Name of Witness

Hawkeye Resources Ltd.

47 Coverdale Place N.E.
Address of Witness

Calgary, AB T3K 4E9

Accountant
Occupation of Witness

# AMENDMENT

to the Engineering Consultant Agreement dated April 1, 2002 between

**GENTRY RESOURCES LTD.** (the "Company")

**and**

**HAWKEYE RESOURCES LTD.** (the "Consultant")

The following clause:

3.1 Compensation of the Consultant

As compensation for the services to be rendered by the Consultant, the Company agrees to pay the Consultant the sum of \$4,666.67 per month for services commencing April 1st, 2002."

shall be amended to read:

3.1 Compensation of the Consultant

As compensation for the services to be rendered by the Consultant, the Company agrees to pay the Consultant the sum of \$5,000.00 per month for services commencing April 1st, 2003."

**IN WITNESS WHEREOF** this Agreement has been duly executed by the parties hereto effective as of the 1st day of April, 2003.

**THE CORPORATE SEAL OF GENTRY RESOURCES LTD.** was hereto affixed in the presence of:

Ketan Panchmatia

*KETAN PANCHMATIA*
*CHIEF FINANCIAL OFFICER*

c/s

**SIGNED, SEALED AND DELIVERED BY HAWKEYE RESOURCES LTD.**
in the presence of:

Name of Witness

Hawkeye Resources Ltd.

47 Coverdale Place NE Calgary AB T3K 4E9
Address of Witness